For Immediate Release

Contact: Karyn L. Miller, Chief Financial Officer

(303) 444-0900 x 102

kmiller@noof.com

New Frontier Media Announces CFO Karyn Miller to Leave Company After Appointment of Successor

BOULDER, COLORADO, May 25, 2007 -- New Frontier Media, Inc. (Nasdaq: NOOF), a worldwide producer and distributor of adult-themed and general motion picture entertainment, today announced that its Chief Financial Officer, Karyn Miller, will leave the company after the appointment of her successor. Ms. Miller has agreed to remain in her Chief Financial Officer role with the Company until a successor has been hired in order to assure an orderly transition. The company is commencing a search for a new Chief Financial Officer.

“Karyn has been with New Frontier for nearly nine years and has been a key contributor to our success,” said Michael Weiner, Chief Executive of New Frontier Media. “We would not be the same company without her.”

Ms. Miller is leaving New Frontier to spend at least a year camping and backpacking across the United States. “I couldn’t be more proud of the work I’ve done at New Frontier. Our company is profitable, financially strong, and poised for even greater growth,” said Ms. Miller.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding the future outlook related to New Frontier Media and the outcome of any contingencies are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release as a result of new information or future events. Please refer to the Company’s Form 10-K under the caption “Risk Factors” and our other periodic and current reports filed by us with the SEC for additional information regarding risks and uncertainties associated with an investment in our securities. Copies of these filings are available through the SEC's website at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a worldwide producer and distributor of adult-themed and general motion picture entertainment. Under The Erotic Networks® trademark, the Company delivers seven, full-time adult-themed pay-per-view networks to cable and satellite operators across the United States. Additionally, the Company is a leading provider of adult-themed Video-on-Demand content to cable and satellite platforms, as well as to the hospitality industry. These services reach nearly 140 million network homes.

New Frontier Media’s MRG Entertainment unit produces original, adult-themed content and series that are distributed on premium movie channels in the United States and around the world. MRG Entertainment also develops and produces original, adult-themed event programming that is widely distributed on satellite and cable platforms in the United States. Additionally, MRG Entertainment manages a sales operation, which matches independent, mainstream film producers with film distributors around the world.

New Frontier Media owns and operates a digital broadcast infrastructure in Colorado, which serves content to broadcast, IP and wireless networks around the world.

For more information about New Frontier Media, Inc. contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.